                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            TECUMSEH PRODUCTS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

                                                                 (TECUMSEH LOGO)

                                                                   April 4, 2008

Dear Shareholder:

     We cordially invite you to attend our 2008 annual meeting of shareholders later this month in Ann Arbor, Michigan.

     Only Class B shareholders will vote at the meeting. However, all shareholders are most welcome to attend. Starting today, we are sending the enclosed proxy statement to all our shareholders and a form of proxy to Class B shareholders only.

     If you are a Class B shareholder, your vote is very important. Even if you plan to attend in person, please complete and mail the enclosed proxy card, or vote by telephone or on the Internet, at your earliest convenience.

     Thank you.

                                        Sincerely,


                                        /s/ Edwin L. Buker

                                        Chairman, President, and Chief Executive
                                        Officer

                                                             100 E Patterson St,
                                                              Tecumseh, MI 49286
                                                                www.tecumseh.com

                                                                 (TECUMSEH LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:     Wednesday, April 30, 2008

Time:     9:00 a.m.

Location: The Sheraton Four Points
          3200 Boardwalk
          Ann Arbor, Michigan

     The purposes of this year's annual meeting are:

     -    To elect directors for the following year.

     - To ratify the appointment of the accounting firm of Grant Thornton LLP as independent accountants for the current year.

     -    To consider any other matters properly presented at the meeting.

     All shareholders are most welcome to attend the meeting, but only those who held Class B shares at the close of business on March 7, 2008 will be entitled to vote.

     If you are a Class B shareholder, you will find enclosed a form of proxy solicited by our board of directors. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy or by voting by telephone or on the Internet. Even if you sign a proxy or vote by telephone or on the Internet, you may still attend the meeting and vote in person. You may revoke your proxy any time before the voting begins.

     YOUR VOTE IS VERY IMPORTANT.

     Thank you.

                                        TECUMSEH PRODUCTS COMPANY


                                        Lynn Dennison
                                        Vice President, General Counsel,(1) and
                                        Secretary

                                        April 4, 2008

                                                             100 E Patterson St,
                                                              Tecumseh, MI 49286
                                                                www.tecumseh.com

----------
(1)  Not admitted in Michigan. Admitted in Ohio.

                                PROXY STATEMENT

     The board of directors of Tecumseh Products Company is soliciting proxies to vote Class B shares at our 2008 annual meeting of shareholders. This proxy statement contains information that may help you decide whether and how to vote.

     Please read this proxy statement carefully. Appendices A, B, and C contain important information about share ownership, executive compensation, and audit fees. Appendix D is a copy of our corporate governance guidelines. You can obtain more information about Tecumseh Products Company from our 2007 annual report to shareholders and from our 2007 annual report on Form 10-K and the other public documents that we file with the SEC.

VOTING

     We have two classes of common stock: Class B, which has full voting rights, and Class A, which generally has no voting rights. Nothing on the agenda for this year's annual meeting will require a vote by Class A shareholders so we are only soliciting proxies from Class B shareholders.

     At the close of business on March 7, 2008 (the record date for the meeting), 5,077,746 Class B shares were outstanding and entitled to vote, and 13,401,938 Class A shares were outstanding.

     To have a quorum, a majority of the outstanding Class B shares entitled to vote must be present at the meeting--either in person or by proxy.

     Instead of signing and returning a proxy, if you hold your shares in your own name, you may vote by telephone or on the Internet by following the instructions attached to your proxy. If your shares are held through a broker, bank, or other nominee, you must contact the broker, bank, or other nominee to find out whether you will be able to vote by telephone or on the Internet.

     If you complete the enclosed proxy and return it before the meeting, or if you vote by telephone or on the Internet, the persons named will vote your shares as you specify.

     You may revoke a proxy any time before voting begins at the meeting. A later proxy by any means will cancel any earlier proxy. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should call or write our Secretary to request a new proxy. The last proxy we receive before the meeting will be the one we use. You also may change your vote by voting in person at the meeting.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

     Our board of directors has adopted corporate governance guidelines. A copy is included in this proxy statement as Appendix D and is also available at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR INDEPENDENCE

     We determine director independence by applying the definition of independence contained in the applicable rules of The Nasdaq Stock Market, both for purposes of Nasdaq's rule requiring that a majority of our board consist of independent directors and its rules requiring our Audit Committee, Governance and Nominating Committee, and Compensation Committee (and our former combined Governance, Compensation, and Nominating Committee) to be made up entirely of independent directors. Applying that definition, our board determined as follows:

     - Peter M. Banks and David M. Risley are independent directors and were independent directors throughout 2007. William E. Aziz, Steven J. Lebowski, and Jeffry N. Quinn, all of whom joined our board during 2007, are all independent directors.

     - Kevin E. Sheehan, who served on the board during a portion of 2007, was an independent director throughout his period of service.

     - Albert A. Koch, who served on the board during a portion of 2007, was not an independent director during that time.

     - Neither Edwin L. Buker nor Kent B. Herrick, both of whom joined the board during 2007, is an independent director.

     There were no transactions, relationships, or arrangements that were considered by the board under the Nasdaq independence definition in determining the independence of the directors identified above as independent.

     All directors who are or at any time during 2007 were members of our Audit Committee or our Governance, Compensation, and Nominating Committee (or the separate Compensation Committee and Governance and Nominating Committee that replaced it late in the year) were independent throughout their respective periods of service on those committees.

DIRECTORS' AND COMMITTEE MEETINGS; ANNUAL MEETING ATTENDANCE

     We held 31 board meetings during 2007. The Audit Committee met twelve times, and the Governance, Compensation, and Nominating Committee met eight times. Late in 2007, we replaced the Governance, Compensation, and Nominating Committee with a separate Compensation Committee, which met once during 2007, and a Governance and Nominating Committee, which did not meet.

     Each incumbent director attended at least 75% of the total of all board meetings and all meetings of board committees on which he served that were held during his period of service.

     We encourage our directors to attend our annual meetings of shareholders. All of the directors who held office at that time attended last year's meeting.

COMMUNICATIONS WITH BOARD OF DIRECTORS

     You can find information about sending communications to our board of directors at the Investor Relations section of our website at www.tecumseh.com.

RELATED PARTY TRANSACTIONS

     Payments to AP Services, LLC

     During 2007, we paid approximately $8,120,000 to AP Services, LLC, a subsidiary of AlixPartners, LLP, for interim management services provided by AP Services' personnel, including the services of its employee, James J. Bonsall, who served as our President and Chief Operating Officer for part of 2007. Both Mr. Bonsall and Albert A. Koch, who was a director during a portion of 2007, are partners in AlixPartners and thus indirect equity owners in AP Services. Their combined ownership in AP Services amounts to less than 10% of its total equity.

     Settlement of Corporate Governance Disputes

     As previously reported, during 2007 we entered into a settlement and release agreement with Todd W. Herrick, Kent B. Herrick, Toni L. Herrick, Herrick Foundation, Michael A. Indenbaum, Peter M. Banks, Albert A. Koch, and David M. Risley settling corporate governance disputes that had been the subject of two lawsuits. Each of Todd W. Herrick, Toni L. Herrick, and Herrick Foundation was at that time and still is a beneficial owner of more than 5% of our outstanding Class B stock.

Kent B. Herrick joined our board as provided for in the agreement and continues to serve as a director. At the time the agreement was signed, Peter M. Banks, Albert A. Koch, and David M. Risley were members of our board; Mr. Koch later resigned, and Dr. Banks and Mr. Risley continue to serve. Under the agreement, among other things:

     - We paid Kent B. Herrick a lump sum severance payment in the amount of $120,000, which was equal to one year's salary at the rate in effect when he was terminated from his position with the company on January 19, 2007.

     - We reimbursed Todd W. Herrick, Kent B. Herrick, Toni L. Herrick, and Herrick Foundation for legal expenses incurred in connection with the lawsuits, the settlement agreement, and related matters in the amount of $300,000.

     See "Compensation Committee Interlocks and Insider Participation" below for information about our payment of legal expenses incurred by Dr. Banks, Mr. Koch, and Mr. Risley in connection with these matters.

     Approval Process

     Our Audit Committee's charter requires it to conduct as appropriate, and on an ongoing basis, a review of all related party transactions required to be disclosed in our public filings for potential conflict of interest situations and requires all such transactions to be approved by the committee or another independent body of the board. All of the interested party transactions described above were approved by majority vote of our board and by unanimous vote of the disinterested directors.

GOVERNANCE AND NOMINATING COMMITTEE

     (Note: Until December 17, 2007, the functions of our current Governance and Nominating Committee were the responsibility of a combined Governance, Compensation, and Nominating Committee.)

COMMITTEE FUNCTIONS; CHARTER

     The overall mission of the Governance and Nominating Committee is to assist the board in conducting our business successfully so as to maximize long-term benefits to shareholders, including optimizing long-term financial success. Its functions include:

     - Actively developing and recommending to the board strategies for achieving those goals.

     - Monitoring and reporting to the board on the effectiveness of management policies and decisions.

     - Annually reporting to the board the committee's assessment of the board's performance in light of the objectives described above.

     - Annually reviewing with the board the appropriate skills and characteristics required of board members in the context of the then current composition and needs of the board, including issues of diversity, age, and skills.

     - Making recommendations to the board concerning candidates for nomination to the board.

     The board has adopted a written charter for the committee, a current copy of which is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

DIRECTOR NOMINATIONS

     One function of the Governance and Nominating Committee is to make recommendations on nominations for the board of directors.

     The committee will consider shareholder suggestions for nominees for director (other than self-nominations). If you wish to make a suggestion, you should submit it in writing to Lynn Dennison, Vice President, General Counsel,(1) and Secretary, Tecumseh Products Company, 100 E. Patterson Street, Tecumseh, Michigan 49286. The committee will consider suggestions received before December 31, 2008 before we mail the proxy materials for next year's annual meeting.

     During 2007, we engaged Boardroom Consultants, Inc. to assist the committee in identifying and evaluating potential director candidates. We also engaged Korn/Ferry International during 2007 to assist us in identifying and evaluating candidates for the position of Chief Executive Officer with the understanding that our new Chief Executive Officer would become a director.

     The committee identifies potential nominees through recommendations made by executive officers, non-management directors, Boardroom Consultants, Inc. and shareholders and evaluates candidates based on their resumes and through references and personal interviews. The committee evaluates nominees suggested by shareholders in the same manner it evaluates other nominees.

COMPENSATION COMMITTEE

     (Note: Until December 17, 2007, the functions of our current Compensation Committee were the responsibility of a combined Governance, Compensation, and Nominating Committee.)

COMMITTEE FUNCTIONS; CHARTER

     The Compensation Committee's functions include:

     - Reviewing our general policies for compensating outside directors and, if appropriate, making recommendations to the full board concerning changes in those policies.

     - After consultation with our President, establishing salaries for our executive officers.

     - Administering all plans and programs under which our executive officers or directors are compensated.

     - Periodically reviewing the operation of our executive and director compensation programs to determine whether they are fulfilling their purposes and considering and making recommendations to the board of directors concerning changes or new compensation programs the committee believes would benefit our company and shareholders.

     - Providing the board with such other recommendations as it requests about officer, employee, and director compensation.

PROCEDURES FOR DETERMINING EXECUTIVE AND DIRECTOR COMPENSATION

     The committee has authority to fix the salaries of our principal executive officer and other executive officers and to administer executive officer and director compensation plans. It also has authority to make recommendations to the full board about programs for compensating executives and directors. There is no express authorization for it to delegate any of its authority to others.

----------
(1)  Not admitted in Michigan. Admitted in Ohio.

     In determining the compensation of our executives other than the principal executive officer, the committee considers recommendations made by the principal executive officer.

     Beginning during 2007, the committee has engaged Lyons, Benenson & Company Inc. to provide advice and counsel to the committee and the board on all aspects of executive and non-employee director compensation, including providing survey data, analyzing data, and assisting in the design of various elements of the compensation program. The consultant also reviews and makes recommendations on the committee's charter, policies, and practices. Its fees are authorized by the committee without input from management. The consultant is responsible to the committee and conducts all of its work under the auspices of the committee. It performs no other work for us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     At the beginning of 2007, the Governance, Compensation, and Nominating Committee consisted of Peter M. Banks, David M. Risley, and Kevin E. Sheehan. In August 2007, Mr. Sheehan resigned from the board, and Jeffry N. Quinn became a committee member. When the board established our separate Compensation Committee in December 2007, it appointed as the new committee's members:

     Jeffry N. Quinn, Chairman
     David M. Risley
     Steven J. Lebowski

     No one who served on the Governance, Compensation, and Nominating Committee or the Compensation Committee during 2007 is or ever has been an officer or employee of Tecumseh Products Company or any of its subsidiaries.

     During 2007, in connection with the corporate governance disputes and related settlement and release agreement described above under "Related Party Transactions," we paid approximately $263,000 in legal expenses incurred by Dr. Banks, Mr. Koch, and Mr. Risley.

COMPENSATION COMMITTEE REPORT

     This report is presented by the current members of the Compensation Committee. Our names appear at the end of our report.

     Our committee has reviewed and discussed the Compensation Discussion and Analysis contained in Appendix B with management. Based on that review and those discussions, our committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

     Presented by the members of the Compensation Committee of the Board of Directors

          Jeffry N. Quinn, Chairman
          David M. Risley
          Steven J. Lebowski

AUDIT COMMITTEE

CHARTER; MEMBERS' QUALIFICATIONS

     The board has adopted a written charter specifying the powers and duties of the Audit Committee. A copy is available to security holders at the Investor Relations section of our website at www.tecumseh.com.

     The board of directors has determined that the chairman of the committee, David M. Risley, is an audit committee financial expert, as defined in the SEC's rules. Mr. Risley and all of the other committee members are independent, as independence is defined in the applicable SEC rules and Nasdaq listing standards.

AUDIT COMMITTEE REPORT

     Our committee oversees Tecumseh Products Company's financial reporting process on behalf of the board of directors and is comprised of outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable Nasdaq rules. Management has primary responsibility for the financial statements, reporting processes, and system of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements for the fiscal year ended December 31, 2007 and discussed them with management, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

     In performing our oversight function, we also discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we received from the independent accountants the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and we discussed their independence with them.

     Based on the reviews and discussions referred to above and such other considerations as we determined to be appropriate, we recommended to the board of directors (and the board approved) that the audited financial statements for the fiscal year ended December 31, 2007 be included in the annual report to shareholders and Form 10-K for that year.

     Mr. Risley and Dr. Banks served on our committee throughout 2007. Kevin E. Sheehan was a member from February 2007 until August 2007, when Messrs. Aziz and Lebowski joined the committee.

     Presented by the members of the Audit Committee of the Board of Directors

          David M. Risley, Chairman
          William E. Aziz
          Peter M. Banks
          Steven J. Lebowski

PROPOSAL 1:
ELECTION OF DIRECTORS

BACKGROUND

     Our bylaws authorize the board of directors to determine the number of directors that will make up the full board. Shareholders elected five directors at last year's annual meeting.

     Albert A. Koch resigned from the board in July 2007. Edwin L. Buker joined the board when he became our new Chief Executive Officer in August 2007. Also in August 2007, Kevin E. Sheehan resigned, and the board appointed three new directors: William E. Aziz, Steven J. Lebowski, and Jeffry N. Quinn.

     As a result, our board currently consists of seven directors. Based on the Nominating Committee's recommendation, the board has nominated all seven for reelection at this year's annual meeting.

PROXIES

     If you return the enclosed proxy card or vote by telephone or on the Internet, your shares will be voted for all seven of the board's nominees unless you withhold authority to vote for one or more of them. If a nominee becomes unable to serve, which we do not expect to happen, your proxy will be voted for a substitute determined in the best judgment of the proxy holders.

VOTING AND ELECTION PROCEDURES AT ANNUAL MEETING

     From the persons duly nominated, directors will be elected by plurality vote of the Class B shareholders present or represented at the meeting. This means that, regardless of the number of Class B shares not voted for a nominee, the nominees who receive the highest through seventh highest numbers of votes will be elected.

THE BOARD'S NOMINEES FOR DIRECTOR

     Edwin L. Buker (director since 2007, age 55). President and Chief Executive Officer (since August 2007) and Chairman (since February 2008) of Tecumseh Products Company. President and Chief Executive Officer (2002 to August 2007) of Citation Corporation (supplier of metal components). Mr. Buker serves on our Pension and Investment Committee.

     Peter M. Banks (director since 1991, age 70). General Partner (since 2006) of Red Planet Capital Partners (private investment firm). Independent business consultant (2005). President (2004 to 2005), Institute for the Future (non-profit technology forecasting and research organization); Partner (2000 to 2004), XR Ventures, L.L.C. (investments). He is Chairman of our Pension and Investment Committee and also serves on our Audit Committee.

     David M. Risley (director since 2003, age 63). Retired. Senior Vice President and Chief Financial Officer (2001 to 2006), La-Z-Boy Incorporated (residential furniture). Mr. Risley is Chairman of our Audit Committee. He also serves on our Governance and Nominating Committee and our Compensation Committee.

     Kent B. Herrick (director since 2007, age 39). Vice President of Global Business Development (2006 to 2007), Executive Vice President in the Office of the Chairman (2005 to 2007), and Corporate Vice President (2002 to 2004) of Tecumseh Products Company. Mr. Herrick serves on our Pension and Investment Committee.

     William E. Aziz (director since 2007, age 51). Managing Partner (since its founding by Mr. Aziz in 2002) of BlueTree Advisors (operational, financial, and strategic planning advisory services); Chief Financial Officer (since 2007) of Hollinger Inc. (public company listed on Toronto Stock Exchange with subsidiary, Sun-Times Media Group Inc. (operator of daily newspapers) listed on New York Stock Exchange). Mr. Aziz is Chairman of our Governance and Nominating Committee. He also serves on our Audit Committee.

     Steven J. Lebowski (director since 2007, age 56). President and sole owner (since 1983) of Steven J. Lebowski PC (attorney and certified public accountant); Vice President and part owner (since 1990) of Architectural Door and Millworks (wholesale distributor of doors). Mr. Lebowski serves on our Audit and Compensation Committees.

     Jeffry N. Quinn (director since 2007, age 49). Chairman of the Board, President, and Chief Executive Officer (since 2004) and Chief Restructuring Officer (2003 to 2004) of Solutia Inc. (specialty chemical and materials company operating under Chapter 11 bankruptcy protection since late 2003). Mr. Quinn was an executive officer of Solutia Inc. at the time it commenced its Chapter 11 case. He is Chairman of our Compensation Committee and also serves on our Governance and Nominating Committee.

RECOMMENDATION OF THE BOARD

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP was our independent accounting firm for the fiscal year ended December 31, 2007, and the Audit Committee has selected the same firm as our independent accountants for the fiscal year ending December 31, 2008. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event the committee's selection is not ratified by a majority of the Class B common shares present or represented at the meeting, we will ask the Audit Committee to reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tecumseh Products Company and its shareholders.

CHANGE IN INDEPENDENT ACCOUNTANTS DURING 2007

     On April 16, 2007, our Audit Committee approved the dismissal of PricewaterhouseCoopers LLC as our independent registered public accounting firm, effective immediately. PricewaterhouseCoopers LLC's reports on our financial statements for the fiscal years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph in the report of PricewaterhouseCoopers LLC on our financial statements as of and for the year ended December 31, 2006, which disclosed that our company had suffered recurring losses from operations and that management's plans in regard to this matter were discussed in the footnotes. This explanatory paragraph was subsequently removed from the report of PricewaterhouseCoopers LLC on the financial statements as of and for the year ended December 31, 2006 when it was reissued for inclusion in our 2007 Annual Report on Form 10-K.

     During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, there were no disagreements with PricewaterhouseCoopers LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLC, would have caused PricewaterhouseCoopers LLC to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for those years.

     During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, there were no "reportable events," as defined in item 304(a)(1)(v) of Regulation S-K, except for a material weakness related to interim period income taxes included in our Annual Report on Form 10-K for the year ended December 31, 2006 and a material weakness related to inadequate design of access security policies and segregation of duties requirements, as well as a lack of independent monitoring of user access to financial application programs and data, included in our Annual Report on Form 10-K for the year ended December 31, 2005. As a result of the material weakness related to interim period income taxes, we restated the interim information (though not the full-year information) in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and we restated the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. Our Audit Committee discussed the subject matter of each of these reportable events with PricewaterhouseCoopers LLC, and we authorized PricewaterhouseCoopers LLC to respond fully to the inquiries of the successor accountant concerning the subject matter for each of these reportable events.

     On April 16, 2007, our Audit Committee engaged Grant Thornton LLP as our new independent registered public accounting firm. During the fiscal years ended December 31, 2006 and 2005 and through April 16, 2007, we did not consult with Grant Thornton LLP regarding either (1) the application of accounting principles to any specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on our financial statements, or (3) any matters or reportable events as set forth in Item 304(a)(1)(iv) or (v) of Regulation S-K.

ATTENDANCE AT ANNUAL MEETING

     A representative of Grant Thornton LLP will be present at the annual meeting and available to respond to appropriate questions from shareholders. The representative will have an opportunity to make a statement if he or she so desires.

AUDIT AND NON-AUDIT FEES

     Please see Appendix C for information about the fees billed by our independent public accounting firms for each of the last two fiscal years.

RECOMMENDATION OF THE BOARD

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT ACCOUNTING FIRM FOR 2008.

OTHER MATTERS

     We know of no business to be acted on at the annual meeting other than the matters listed in the accompanying notice. If any other matter does properly come before the meeting, the proxy holders will vote on it in accordance with their judgment.

SHAREHOLDER PROPOSALS IN OUR 2009 PROXY STATEMENT

     In order for shareholder proposals for the 2009 annual meeting of shareholders to be eligible to be included in our proxy statement under SEC Rule 14a-8, they must be received at our principal office no later than December 5, 2008. We retain the right to omit any proposal if it does not satisfy the requirements of SEC Rule 14a-8.

ADVANCE NOTICE REQUIREMENTS

     Our bylaws contain advance notice procedures which a shareholder must follow to nominate a person for election to our board or to present any other proposal at an annual meeting of shareholders. In general, these provisions require notice of a nomination or other proposal expected to be made at an annual meeting to be in writing, to contain specified information about the nominee or other proposal and the shareholder proponent, and to be delivered or sent by first class U.S. mail to our Secretary and received at our principal office.

     Except when an annual meeting is called for a date that is not within 20 days before or after the first anniversary of the prior year's annual meeting (in which case other time limits apply), we must receive the nomination or proposal no later than 60 days nor earlier than 90 days before the first anniversary of the prior year's annual meeting. This means that any nomination or proposal for next year's annual meeting must be received no later than March 1, 2009 and no earlier than January 30, 2009.

     Management proxies for the 2009 annual meeting may confer discretionary authority to vote on an untimely proposal without express direction from shareholders giving the proxies.

PROXY SOLICITATION EXPENSES

     We will pay the expenses of this solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies--including providing consulting and advisory services, review and assistance with shareholder communications, vote projections, institutional investor lists, and contacts, and call center hiring, training, and supervision--for which we will pay approximately $11,500 plus out-of-pocket expenses. We also may pay brokers, nominees, fiduciaries, custodians, and other organizations performing similar functions their reasonable expenses for sending proxy material to principals and obtaining their instructions. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies in person or by telephone, fax, email, or similar means.

     YOUR VOTE IS VERY IMPORTANT.

     If you are a Class B shareholder, please complete and return the enclosed proxy card, or vote by telephone or on the Internet, as soon as possible, even if you currently plan to attend the annual meeting in person.

By Order of the Board of Directors,


Lynn Dennison
Vice President, General Counsel,(1) and Secretary

Tecumseh, Michigan
April 4, 2008

----------
(1)  Not admitted in Michigan. Admitted in Ohio.

                                   APPENDIX A

                                 SHARE OWNERSHIP

5% CLASS B SHAREHOLDERS

     This table shows the Class B shares held by persons or groups we know to be beneficial owners of more than 5% of the class. We obtained all of the information in the table from Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the other information is as of December 31, 2007.

                                     Amount and Nature of Beneficial Ownership
                                  -----------------------------------------------
                                     Sole        Sole        Shared      Shared
                                    Voting    Investment     Voting    Investment                Percent
                                    Power        Power        Power       Power       Total     of Class
                                  ---------   ----------   ---------   ----------   ---------   --------
Todd W. Herrick (1)
3970 Peninsula Drive
Petoskey, MI 49770                   21,906       21,906   2,157,539    2,157,539   2,179,445     42.9%
Herrick Foundation
c/o Michael Indenbaum
2290 First National Bldg.
660 Woodward Ave.
Detroit, MI 48226                 1,269,426    1,269,426                            1,269,426     25.0%
Toni L. Herrick (2)
7028 Foxmoor Court E
P.O. Box 19555
Kalamazoo, MI 49009                                          888,113      888,113     888,113     17.5%
Donald Smith & Co., Inc.
152 W. 57th St.
New York, NY 10019                  445,834      500,196                              500,196      9.9%
Tricap Partners II L.P. (3)
BCE Place, Suite 300,
181 Bay Street
P.O. Box 762
Toronto, Ont. M5J 2T3               500,000      500,000                              500,000      9.8%
Aegis Financial Corporation (4)
1100 North Glebe Road
Suite 1040
Arlington, VA 22201                 494,976      494,976                              494,976      9.7%
Franklin Resources, Inc. (5)
One Franklin Parkway
San Mateo, CA 94403                 322,799      322,799                              322,799      6.4%
Brandes Investment
Partners, L.P. (6)
11988 El Camino Real
Suite 500
San Diego, CA 92130                                          239,710      269,083     269,083      5.3%

(1) Todd W. Herrick is one of three members of the board of trustees of Herrick Foundation. The other two are Kent B. Herrick and Michael A. Indenbaum. Mr. Herrick is also one of three trustees of family trusts for the benefit of himself, his sister, Toni L. Herrick, and their descendants. The other two trustees are Toni M. Herrick and Michael A. Indenbaum. Under the terms of the trust documents, as amended, Mr. Indenbaum possesses no voting or investment power over the trusts' shares. The shares for which Mr. Herrick is shown as having shared voting and investment power consist of 1,269,426 shares owned by Herrick Foundation (500,000 of which are subject to a currently exercisable option held by Tricap Partners II L.P.) and 888,113 shares owned by the Herrick family trusts. The information about Mr. Herrick's beneficial ownership is based on a Schedule 13D amendment he and Toni M. Herrick filed jointly on April 11, 2007 and a Schedule 13G amendment Herrick Foundation filed on January 7, 2008.

(2) The shares for which Toni L. Herrick is shown as having shared voting and investment power consist of the 888,113 shares owned by the Herrick family trusts described in note (1). The information about Ms. Herrick's beneficial ownership is based on a Schedule 13D amendment she and Todd W. Herrick filed jointly on April 11, 2007.

(3) The shares for which Tricap Partners II L.P. is shown as beneficial owner are owned by Herrick Foundation. Tricap Partners II L.P. has a currently exercisable option to purchase them.

(4) The Schedule 13G filed by Aegis Financial Corporation was a joint filing with William S. Berno, and Scott L. Barbee, each of whom reported having shared voting and investment power over the shares shown in the table. Mr. Barbee also reported having sole voting and investment power over an additional 2,600 shares.

(5) The Schedule 13G filed by Franklin Resources, Inc. was a joint filing with its affiliates, Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC.

(6) The Schedule 13G filed by Brandes Investment Partners, L.P. was a joint filing with its affiliates, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey
     A. Busby.

MANAGEMENT'S BENEFICIAL OWNERSHIP

     The table below shows the Class A and Class B shares beneficially owned by each of our current directors and director nominees, each current and former executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group.

                                                 Shares Beneficially Owned
                                                    as of March 7, 2008
                                        -------------------------------------------
                             Class of     Sole Voting     Shared Voting
                              Common    and Investment   and Investment
                               Stock         Power            Power         Total     Percentage
                             --------   --------------   --------------   ---------   ----------
Edwin L. Buker               Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
William E. Aziz              Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
Peter M. Banks               Class B           600                -0-           600        *
                             Class A           -0-                -0-           -0-       -0-
Kent B. Herrick              Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
Steven J. Lebowski           Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
Jeffry N. Quinn              Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
David M. Risley              Class B           -0-                -0-           -0-       -0-
                             Class A         1,200                -0-         1,200        *
Todd W. Herrick (1)          Class B        21,906          2,157,539     2,179,445      42.9%
                             Class A           -0-            500,000       500,000       3.7%
James J. Bonsall             Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
James S. Nicholson           Class B           200                -0-           200        *
                             Class A           200                -0-           200        *
Michael R. Forman            Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
Eric L. Stolzenberg          Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
Ronald Pratt                 Class B           -0-                -0-           -0-       -0-
                             Class A           -0-                -0-           -0-       -0-
All current directors and
current executive officers   Class B           800                -0-           800        *
as a group (9 persons)       Class A         1,200                -0-         1,200        *

*    less than 1%

(1) The shares for which Todd W. Herrick is shown as having shared voting and investment power consist of 1,269,426 Class B shares and 331,347 Class A shares owned by Herrick Foundation and 888,113 Class B shares and 168,653 Class A shares owned by the Herrick family trusts. Tricap Partners II L.P. holds currently exercisable options to purchase 500,000 of Herrick Foundation's Class B shares and all of Herrick Foundation's and the Herrick family trusts' Class A shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors, certain officers, and beneficial owners of more than 10% of the Class B shares are required to file reports about their ownership of our equity securities under Section 16(a) of the Securities Exchange Act of 1934 and to provide copies of the reports to us. Based on the copies we received and on written representations from the persons we know are subject to these requirements, we believe all 2007 filing requirements were met.

                                   APPENDIX B

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     Introduction

     2007 was a transition year for our company in many respects, including our leadership and our compensation practices.

     During 2006 we began searching for a new chief executive officer to succeed our long-time CEO, Todd W. Herrick. Reflecting the succession process, in January 2007 Mr. Herrick ceased serving in a management capacity.

     At the same time, we appointed James J. Bonsall interim President and Chief Operating Officer, to serve as our principal executive officer until we appointed a new permanent CEO. Before assuming that role, Mr. Bonsall had served as president of our Engine and Power Train business unit. Mr. Bonsall was never a Tecumseh employee but rather was employed by AP Services, LLC, a subsidiary of AlixPartners, LLP, a corporate turnaround, performance improvement, and financial advisory services firm. AP Services provided his services to us under contract.

     In August 2007, our succession process culminated in the appointment of Edwin L. Buker as our new President and Chief Executive Officer.

     Given the circumstances, we naturally engaged in completely different processes and analysis in determining the compensation to be paid to each of the three executives who served as principal executive officer during 2007.

     Reflecting the transition in our company's top leadership role, our practices for compensating other executive officers changed significantly during 2007 and 2008. We believe we now have executive compensation procedures and structures in place that will serve us well as we move forward to implement our new business model. But we intend to monitor those procedures and structures closely and adjust them as appropriate if we conclude that doing so would better serve our shareholders.

     Mr. Herrick's 2007 Compensation

     For 2007, we continued Mr. Herrick's salary at the same level as in 2006 in accordance with his suggestion. Mr. Herrick thought, and the Compensation Committee agreed, that it would not be appropriate to increase his salary at that time given our financial performance. After he ceased to be an employee, he began to receive payments under our pension plan and supplemental executive retirement plan.

     2007 Cost of Mr. Bonsall's Services

     During 2007, we had a contract with AP Services, LLC, a subsidiary of AlixPartners, LLC, under which AP Services personnel provided interim management services, including the services of James J. Bonsall, who served as President of our engine and power train business unit during a portion of 2007 and as our interim President and Chief Operating Officer from January 2007 to August 2007. The cost of Mr. Bonsall's services was the product of the time he worked and the rates prescribed in the contract.

     Mr. Buker's 2007 Compensation

     Before Mr. Buker joined our company in August, we negotiated a three-year employment agreement with him, which we later amended as described below. We have summarized the agreement's terms below in the discussion following the Summary Compensation Table.

     Under his employment agreement, Mr. Buker receives an initial annual base salary of $750,000 per year and has an annual target bonus opportunity of not less than 100% of his salary (the actual bonus may range from zero to 200% of salary), subject to the terms of our Annual Incentive Plan. For 2007, Mr. Buker was guaranteed a minimum bonus of $375,000. Mr. Buker was also entitled to, and received payment of, a "make-whole amount" of $500,000 representing payment for compensation foregone at his former employer. Under the original terms of the employment agreement, Mr. Buker was to receive initial long-term equity incentive grants of restricted stock with a value of $1.5 million and stock options with a Black-Scholes present value of $1.5 million. The original employment agreement also provided that Mr. Buker would receive annual long-term equity incentive grants equal to one times his annual salary plus his target bonus then in effect. Both the initial and annual long-term equity grants were to be made pursuant to a plan approved by shareholders, and in the event that such a plan was not approved by shareholders, Mr. Buker was to receive contingent cash awards of equivalent value.

     Mr. Buker's 2007 compensation was principally established by the terms of his employment agreement, which was recommended by the Compensation Committee and approved by the board in July 2007 in connection with our hiring of Mr. Buker. During its review and analysis of Mr. Buker's employment agreement, the committee and the board consulted with Lyons, Benenson & Company Inc. regarding Mr. Buker's compensation. Lyons, Benenson & Company provided the committee and the board with calculations of the present value of Mr. Buker's compensation package and assisted them in comparing his compensation package to compensation packages of executives at other companies. As part of their deliberations, the committee and the board considered the importance of aligning Mr. Buker's interests with the interests of our shareholders and, to that end, allocated a large portion of Mr. Buker's compensation to equity-based awards or their cash equivalents tied to the company's stock price. The committee and the board believed that weighting Mr. Buker's compensation package heavily with equity awards or their contingent cash equivalents would align Mr. Buker's interests with the interests of our shareholders by motivating him to increase shareholder value and rewarding him when shareholder value increases.

     Taking into account the input from Lyons, Benenson & Company and the goals for alignment with shareholder interests, the board approved the various components of compensation in Mr. Buker's employment agreement, including salary (to address market data and provide a base level of compensation), bonus (to address a pay-for-performance component), and stock options and restricted stock or their cash equivalents (to address alignment with shareholder interests). In analyzing the market for CEOs, we used a group of 13 companies engaged in manufacturing that are comparable in size to Tecumseh. The companies included in this group were Encore Wire Corporation, Federal Signal Corporation, FreightCar America, Inc., Gardner Denver, Inc., Goodman Global, Inc., Mettler-Toledo International, Inc., Monaco Coach Corporation, Park-Ohio Holdings Corp., Regal Beloit Corporation, Sauer-Danfoss Inc., Tredegar Corporation, Wabash National Corporation, and Watsco, Inc. The market data analysis from our consultants showed that the base salary component of Mr. Buker's compensation was at the 58th percentile of market practice, which placed it 6% above the market median. The market data analysis also indicated that Mr. Buker's annual bonus opportunity was at the 75th percentile of market practice, which placed it at 166% of the market median. The present value of Mr. Buker's annual equity compensation grants registered at the 65th percentile of market practice or 155% of the market median. This significant allocation of his compensation to performance-oriented elements emphasizes the importance of Mr. Buker's meeting specific performance objectives and increasing shareholder value. For Mr. Buker's total compensation package to actually exceed the market median for similarly situated officers of the group of companies we used for comparison, specific performance targets must be achieved and the value of our stock must rise significantly.

     The Compensation Committee and the board also reviewed the potential effect on and cost to us of severance and change-in-control scenarios under Mr. Buker's employment agreement. In particular, the committee and the board believed that the base salary and short- and long-term incentive compensation elements, as well as the severance and change-in-control facets, of Mr. Buker's employment agreement were essential requirements for us to be able to recruit him to our company during a period of significant transition under very challenging market and governance circumstances.

     As noted above, Mr. Buker's original employment agreement required us to make initial awards of Class A stock options having a Black-Scholes value of $1,500,000 and restricted Class A stock having a value of $1,500,000, both measured as of August 13, 2007 (the date Mr. Buker's employment began). These awards were to be made under a long-term incentive equity award plan adopted by the board of directors and submitted to shareholders as required by Nasdaq rules. Our board adopted such a plan, subject to shareholder approval. Our Class A shares closed at $16.75 on August 13, 2007. Based on this closing price, Mr. Buker received an option to purchase 180,941 Class A shares at an exercise price of $16.75 per share and an award of 89,552 restricted Class A shares, all subject to shareholder approval of the plan.

     The Compensation Committee and the board later concluded that it would not be appropriate or prudent or in our company's and our shareholders' best interest to further implement the long-term incentive equity award plan, so on March 4, 2008 we terminated that plan and replaced it with our new Long-Term Incentive Cash Award Plan, which permits us to grant stock appreciation rights
(SARs) and phantom shares that are the economic equivalents of options and restricted stock, respectively, but are settleable solely in cash. In general, the new cash plan's provisions closely parallel those of the terminated equity plan, except that all awards under the new plan will be settled only in cash.

     At the same time, we agreed with Mr. Buker to amend his employment agreement to delete the requirements for stock options and restricted stock and to substitute SARs and phantom shares. Under the amendment, the initial stock options and restricted stock awarded to Mr. Buker last August were canceled, and we replaced them with the following awards under the new plan:

     - We awarded 89,552 phantom shares to replace the canceled award of 89,552 shares of restricted Class A stock. Subject to the terms and conditions in the plan and the award agreement, the phantom shares will vest on August 13, 2010.

     - To replace the canceled option to purchase 180,941 Class A shares at $16.75 per share, we awarded 325,002 SARs. We arrived at that number by computing the total of (a) 180,941 and (b) the number of SARs having a Black-Scholes value equal to the difference between the SARs' strike price and $16.75 multiplied by 180,941, as computed by the Compensation Committee's compensation consulting firm. The SARs have the following terms:

          - The strike price per share is $28.82. When it approved the award, the Compensation Committee specified that the strike price would be the higher of (a) the closing price of one Class A share on March 4, 2008, the date we awarded the SARs, or (b) the closing price of one Class A share on the third business day after we filed our 2007 Form 10-K. The higher of these was $28.82, the closing price on March 19, 2008, which was the third business day after we filed our 2007 Form 10-K.

          - Subject to the terms and conditions of the plan and the award agreement, one-third of the SARs will become exercisable on August 13, 2008, one-third on August 13, 2009, and one-third on August 13, 2010.

          -    The SARs will expire on August 13, 2014.

     The number of phantom shares awarded was the same as the number of shares covered by the canceled restricted stock award because they are economic equivalents.

     The replacement SARs were more complicated. The market price of our Class A stock had increased since the original stock option grant in August, yet tax and accounting considerations, among others, required the replacement SARs to have a strike price no lower than the then current market price. Simply awarding a number of SARs equal to the number of shares covered by the canceled options, but with a higher strike price, would not have been fair to Mr. Buker or within the letter or spirit of his contract. To compensate for the increased market price, we decided to award a number of SARs equal to the total of 180,941 (the number of options canceled) and an additional number that represented the increase in the value of 180,941 Class A shares that occurred between the date we granted the options and the date as of which we fixed the strike price of the substitute SARs.

     Other Named Executive Officers' 2007 Compensation

     For many years before 2007, our company maintained a practice of providing executive officers with salaries that were judged reasonable, but modest, in light of their experience. We continued this same practice when we initially established executive officers' 2007 salaries by maintaining them at their 2006 levels, deeming increases inappropriate in light of our financial performance. When Mr. Bonsall became our acting principal executive officer, however, he recommended increasing salaries in order to retain key executives during that important and challenging time. The Compensation Committee accepted his recommendation and established salary increases retroactive to the beginning of 2007.

     During the period of Mr. Bonsall's leadership, we also stopped issuing awards under our old Management Incentive Plan, which no longer provided appropriate incentives given the unusual challenges and rapid changes our company was facing at that time. We replaced it with a new Key Employment Bonus Plan under which our executives (including all executive officer serving at that time other than Mr. Bonsall) had the opportunity to earn cash bonuses based on 2007 performance. We describe the main features of the Key Employee Bonus Plan below in the narrative following the Summary Compensation Table.

     Each executive officer participating in the Key Employee Bonus Plan had the opportunity to earn a cash bonus based on our company's performance relative to three corporate goals established for the year and his individual performance relative to individual goals established for him. Each of the three corporate goals accounted for 20% of each executive's potential bonus, and his individual goals accounted for 40%. The corporate goals were:

     - Compressor Group operating profit before interest, taxes, and restructuring charges. We considered this the best measure of the performance of the line of business we expected to retain in the long term, and it was crucial in our efforts to comply with the financial covenants in our domestic credit agreements.

     - North American liquidity. We needed to maintain sufficient liquidity to continue as a going concern.

     - Compressor Group revenue per employee. Cost reductions, embodied in decreasing headcount, were a key part of our plan to meet our credit agreement covenants and return to profitability.

     For bonus purposes, each corporate goal was considered on an all-or-nothing basis. We achieved the first and third goals but not the second, so each executive who participated in the plan received 40% (and did not receive 20%) of his target bonus based on the corporate goals. The remaining 40% of each participant's bonus depended on the level to which he achieved his personal goals. The chart below shows the target and actual 2007 bonus computed under these standards for each executive officer named in the Summary Compensation Table who participated in the plan:

                      Target     Actual
                     --------   --------
James S. Nicholson   $150,000   $114,000
Michael R. Forman      50,000     39,000

     2008 Executive Compensation Arrangements

     Mr. Buker's 2008 salary is specified by his employment agreement. The starting salary for James Wainright, our Vice President--Operations, who first became an executive officer this year, is specified in his employment letter. Mr. Nicholson's 2008 salary was recommended by Mr. Buker.

     Beginning in 2008, our executive officers will have the opportunity to earn cash bonuses based on performance during the year under our new Annual Incentive Plan, which has replaced the Key Employee Bonus Plan used in 2007. Under the Annual Incentive Plan, each participating executive will be eligible to earn a cash bonus based on the company's and the executive's performance during a given calendar year. For 2008, the Compensation Committee has established a target bonus for each participating employee, expressed as a percentage of his or her salary. We use a target bonus approach because it is a formal, goals-oriented method of determining bonuses that is responsive to changing internal and external business conditions from year to year. The target company bonus pool will be the sum of all target bonuses for all employees participating in the plan. The actual company bonus pool will be determined based on the company's 2008 performance measured against the following corporate goals:

     - operating profit before interest, taxes, and restructuring charges (55% weighting);

     - moving production of three compressor lines to India from less competitive locations (20% weighting);

     - achieving specified cost reductions across all operations (15% weighting); and

     - increasing sales in the most profitable portions of our commercial business segment (10% weighting).

     For each goal, attaining a specified threshold level of performance will yield a 50% payout, achieving the target level will yield a 100% payout, and achieving better than target will yield up to a 200% payout.

     The actual bonus pool will then be allocated among all participants based in part on company performance relative to the goals described above and in part on an evaluation of the individual's performance. The 2008 target bonus percentages for our current executive officers and the portions that will be allocated to them based on company and individual performance are:

                                              Portion of Award Based on
                                              -------------------------
                                                Company      Individual
Executive Officer         Target Bonus        Performance   Performance
-----------------    ----------------------   -----------   -----------
Edwin L. Buker       100% percent of salary       100%           0%
James S. Nicholson    60% percent of salary        90%          10%
James Wainright       75% percent of salary        90%          10%

     The actual bonus percentage cannot exceed 200% of the participant's target bonus percentage, and the total of all bonuses under the plan for a given year (including bonuses for participants who are not executive officers) cannot exceed the total company bonus pool for that year calculated as described above. Under his employment agreement, Mr Buker's 2008 bonus cannot be less than $375,000.

     In addition, for 2008 the Compensation Committee has awarded SARs and phantom shares to our current executive officers under our Long-Term Incentive Cash Award Plan as follows:

     - Mr. Buker: SARs corresponding to 49,472 shares of Class A stock (a Black-Scholes value of $750,000) and 26,023 phantom shares (a face value of $750,000);

     - Mr. Nicholson: SARs corresponding to 7,718 shares of Class A stock (a Black-Scholes value of $117,000) and 4,060 phantom shares (a face value of $117,000); and

     - Mr. Wainright: SARs corresponding to 10,389 shares of Class A stock (a Black-Scholes value of $157,500) and 5,465 phantom shares (a face value of $157,500).

     The strike price for all the SARs is $28.82 per share, which was the higher of (a) the closing price of one Class A share on March 4, 2008, the date we awarded the SARs, or (b) the closing price of one Class A share on the third business day after we filed our 2007 Form 10-K. One-third of each SAR award will become exercisable on the first anniversary of the grant date, one-third on the second anniversary, and one-third on the third anniversary. All of the SARs will expire on the seventh anniversary of the grant date. The phantom shares will vest and become payable on the third anniversary of the grant date.

     The 2008 award to Mr. Buker was required under the terms of his employment contract, and the award to Mr. Wainright was required under the terms of his employment letter. Mr. Nicholson's award was recommended by Mr. Buker.

     Compensation Philosophy for 2008 and the Future

     The Compensation Committee has not yet adopted an explicit statement on compensation philosophy, but the committee has been discussing compensation philosophy extensively and expects to articulate the company's philosophy in 2008. In the absence of an explicit statement of philosophy, the committee has been guided in its deliberations and discussions by certain fundamental principles. First, the company is committed to paying competitive and equitable compensation to all executives and associates. Second, the company is committed to linking pay to performance through short- and long-term incentive compensation programs that are tied to specific performance criteria and achievement. Third, long-term improvement in shareholder value is a particularly important focus of the compensation program.

     Section 162(m) of the Internal Revenue Code

     With some exceptions, Section 162(m) of the Internal Revenue Code of 1986 limits the annual deduction a public company can take for United States federal income tax purposes for compensation paid to its named executive officers to $1 million each. We expect that, under this section, some of the compensation we will pay to Mr. Buker and perhaps other executives in 2008 and future years will not be deductible. While we consider minimizing federal income tax expense an important goal in our financial planning process, it is not the only or even most important goal. We believe the benefits our company and shareholders will realize from paying the compensation required to attract, retain, and motivate our key executives will outweigh any detriments resulting from the limitation on deductibility imposed by Section 162(m).

SUMMARY COMPENSATION TABLE

     This table provides compensation information for our principal executive officers who served during 2007, our principal financial officer, and two other executive officers who served during 2007.

                         2007 SUMMARY COMPENSATION TABLE

                                                                                   CHANGE IN
                                                                                    PENSION
                                                                                   VALUE AND
                                                                  NON-EQUITY     NONQUALIFIED
                                                                INCENTIVE PLAN     DEFERRED
                                          SALARY                 COMPENSATION    COMPENSATION     ALL OTHER
                                            (1)      BONUS            (2)          EARNINGS     COMPENSATION      TOTAL
   NAME AND PRINCIPAL POSITION     YEAR     ($)       ($)             ($)             ($)            ($)           ($)
   ---------------------------     ----  --------  --------     --------------   ------------   ------------   ----------
Todd W. Herrick                    2007  $ 27,100  $     --        $  3,871         $    --     $  140,419(4)  $  171,390
   President and Chief Executive   2006   475,000        --              --              --          6,622(5)     481,622
   Officer (principal executive
   officer) (3)

James J. Bonsall                   2007        --        --              --              --     $1,703,000(7)  $1,703,000
   President and Chief Operating   2006        --        --              --              --      1,760,540(7)   1,760,540
   Officer (acting principal
   executive officer) (6)

Edwin L. Buker                     2007  $289,915  $875,000              --         $ 5,803     $   15,469(9)  $1,186,187
   Chairman, President, and Chief
   Executive Officer (principal
   executive officer) (8)

James S. Nicholson                 2007  $291,261  $ 50,000        $115,141         $11,346     $    9,252(11) $  477,000
   Vice-President, Treasurer and   2006   280,000    20,000(10)      36,400          15,583          7,500(5)     359,483
   Chief Financial Officer
   (principal financial officer)

Michael R. Forman                  2007  $154,006  $     --        $ 39,978         $32,451     $    9,067(12) $  235,502
   Vice-President & Director of    2006   150,000     1,500          30,000          45,344          4,728(5)     231,572
   Corporate Human Resources

Eric L. Stolzenberg                2007  $128,338  $     --        $     --         $   838     $      233(5)  $  129,409
   President of Compressor         2006   280,000        --              --          16,969         56,422(14)    353,391
   Business Unit (13)

Ronald E. Pratt                    2007  $140,000  $232,560        $     --         $    --     $    4,786(5)  $  377,346
   President of Electrical         2006   210,000        --           7,875          20,100          6,300(5)     244,275
   Components Business Unit (15)

(1) Salary includes any amounts deferred at the officer's election and contributed on his behalf to our Retirement Savings Plan (a 401(k) plan).

(2) Non-equity incentive plan compensation consists of cash awards under Key Employee Bonus Plan for 2007 and under Management Incentive Plan for 2006.

(3)  Mr. Herrick's employment terminated January 19, 2007.

(4) Matching contribution to the Retirement Savings Plan. ($813), pension plan payments ($51,327), and supplemental executive retirement plan payments ($88,279).

(5)  Matching contribution to the Retirement Savings Plan.

(6) Mr. Bonsall became an executive officer March 29, 2006 as President of our Engine and Power Train Business Unit. He became President and Chief Operating Officer (and acting principal executive officer) January 19, 2007. He ceased serving as President of our Engine and Power Train Business Unit on March 1, 2007 and ceased serving as President and Chief Operating Officer on August 13, 2007, after which time he was no longer an executive officer.

(7) Mr. Bonsall was not a Tecumseh Products Company employee. AP Services, LLC, a subsidiary of AlixPartners, LLP, provided his services to us under contract. The amounts shown are the amounts we accrued in 2007 and 2006 for fees to AP Services, LLC for Mr. Bonsall's services in all capacities.

(8) Mr. Buker joined our company as President and Chief Executive Officer on August 13, 2007. He became Chairman on February 5, 2008.

(9) Matching contribution to the Retirement Savings Plan. ($6,563), reimbursement for relocation ($8,906)

(10) Bonus paid in 2006 for 2005 services and not reported in 2005 summary compensation table.

(11) Matching contribution to the Retirement Savings Plan. ($7,098), unused vacation ($2,154).

(12) Matching contribution to the Retirement Savings Plan. ($6,182), unused vacation ($2,885).

(13) Mr. Stolzenberg resigned effective March 6, 2007.

(14) Reimbursement for relocation expenses.

(15) Mr. Pratt resigned when we sold the majority of our Electrical Components business on August 31, 2007.

     The material assumptions we used in computing the changes in pension value shown in the Summary Compensation Table are listed after the Pension Benefits Table below.

MR. BUKER'S EMPLOYMENT AGREEMENT

     On August 31, 2007, we entered into an employment agreement with Edwin L. Buker providing for his employment as our President and Chief Executive Officer for a three-year period. We signed an amendment to the agreement on March 8, 2008. The following is a summary of the principal terms of the agreement, as amended.

     Compensation. Mr. Buker's is entitled to compensation as follows:

     - $750,000 annual salary, which may be increased but not decreased during the agreement's term;

     - annual cash bonus targeted at 100% of salary, but that may vary between zero and 200% of salary (and must be at least $375,000 in each of 2007 and 2008), based on achievement of performance objectives;

     - participation in benefit plans and programs on the same terms as similarly situated executives;

     -    $5,000,000 of term life insurance;

     -    reimbursement for relocation expenses if approved in advance;

     - reimbursement for up to $20,000 in attorney fees incurred in connection with the employment agreement;

     - reimbursement for up to $500,000 of payments he would be ineligible to receive from his former employer as a result of accepting employment with us, subject to presentation of appropriate documentation; and

     -    the following grants under our Long-Term Incentive Cash Award Plan:

          - an initial grant of SARs corresponding to 325,002 Class A shares with a strike price of $28.82 per share, one-third of which vest on August 13 in each of the years 2008, 2009, and 2010, exercisable until August 13, 2014;

          - an initial phantom share award corresponding to 89,552 Class A shares, vesting on August 13, 2010; and

          - annual grants, valued at the time of grant, equal to the sum of his then current salary and target cash bonus.

     Termination Payments. Mr. Buker may terminate his employment with good reason, good reason on change of control, or voluntarily. We may terminate his employment due to his disability, for cause, or without cause. The payments and other benefits to which Mr. Buker would be entitled if his employment terminates under various scenarios is described below.

     If Mr. Buker voluntarily terminates his employment without good reason or without good reason on change of control, then he will be entitled to receive:

     - a cash payment equal to the total of his unpaid salary and unused vacation days;

     -    settlement of any then vested phantom share awards; and

     -    the ability to exercise any then vested SARs.

In this event, all unvested SARs and phantom share awards will be canceled.

     If Mr. Buker terminates his employment for good reason, then:

     -    He will be entitled to receive a cash payment equal to the total of--

          -    his unpaid salary,

          -    his unused vacation days,

          - his target bonus on a pro rata basis through the termination date,

          -    one and one-half times his salary then in effect, and

          -    one times his annual target bonus.

     - If his good reason termination occurs within the first twelve months of employment, 50% of his initial and any annual SAR and phantom share grants will become immediately vested, and he will have 180 days from his termination date to exercise the vested SARs. If his good reason termination occurs after the first twelve months of employment, 100% of his initial and annual SAR and phantom share grants will become immediately vested, and he will have 180 days from his termination date to exercise the vested SARs.

     - He will be entitled to continuation of company-paid health insurance for one year to the extent the company is then providing health insurance.

     If we terminate Mr. Buker's employment for cause, then he will be entitled to receive a cash payment equal to the total of his unpaid salary and unused vacation days. All SARs and phantom shares, whether or not vested, will be forfeited and immediately canceled.

     If we terminate Mr. Buker's employment without cause, then he will be entitled to receive:

     -    a cash payment equal to the total of--

          -    his unpaid salary,

          -    his unused vacation days,

          - his target bonus on a pro rata basis through the termination date,

          -    one and one-half times his salary then in effect; and

          -    one times his annual target bonus;

     - the ability to exercise any then vested options for up to 180 days after his termination date; and

     - continuation of company-paid health insurance for one year to the extent the company is then providing health insurance.

     If a change of control occurs, 50% (if the change of control occurs during the first twelve months of employment) or 100% (if it occurs later) of Mr. Buker's SARs and phantom shares will become immediately vested. In addition, if Mr. Buker is terminated without cause on a change of control or he terminates his employment for good reason on a change of control, then he will be entitled to receive the same compensation as if he had terminated his employment for good reason, except that his cash payment will include two (rather than one and one-half) times his salary then in effect and two (rather than one) times his annual target bonus.

     If we terminate Mr. Buker due to his disability, then he will be entitled to receive:

     -    a cash payment equal to the total of--

          -    his unpaid salary,

          -    his unused vacation days, and

          - his target bonus on a pro rata basis through the termination date;

     -    settlement of any then vested phantom share awards;

     - the immediate vesting of the next tranche of SARs that would have vested after the termination date; and

     -    the ability to exercise any then vested SARs.

In this event, all of his unvested SARs and phantom shares will be canceled.

     Noncompetition Agreement. Mr. Buker agrees that he will not engage in competitive activities while employed and, in the event his employment is terminated voluntarily by him or without cause by us, for a period after his employment terminates equal to the longer of twelve months or the period during which he receives salary and benefits under the agreement.

KEY EMPLOYEE BONUS PLAN

     In April 2007, we adopted a new Key Employee Bonus Plan providing for annual performance-based cash bonuses for key employees. The Key Employee Bonus Plan replaced our Management Incentive Plan, which had been in effect for several years and under which employees could receive both cash bonuses and restricted phantom shares of Class A common stock. The Key Employee Bonus Plan was only in effect for 2007. For 2008 and later years, we replaced it with the Annual Incentive Plan and the Long-Term Incentive Cash Award Plan described in the Compensation Discussion and Analysis above.

     Under the Key Employee Bonus Plan, in April 2007 we established a potential bonus amount and personalized 2007 goals for each participating employee. At the same time, we established three corporate goals for the year:

     - Compressor Group operating profit before interest, taxes, and restructuring charges;

     -    North American liquidity; and

     -    Compressor Group revenue per employee.

     Each participating employee's actual bonus was computed on the basis of our 2007 results measured against these three corporate goals (20% each) and on achievement of his or her personal goals (40%). For the executive officers listed in the Summary Compensation Table, that computation resulted in the cash awards shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2007.

MANAGEMENT INCENTIVE PLAN

     Under the Management Incentive Plan as implemented for 2006, our executive officers (other than Mr. Bonsall, who was not a company employee) and other plan participants had the opportunity to earn awards valued at up to 80% of their 2006 salaries. Early in 2006, our Governance, Compensation, and Nominating Committee established two sets of criteria for awards that would be made to executive officers and other plan participants in 2007 based on 2006 performance, one for executives in the corporate office group, which included Mr. Herrick and Mr. Nicholson, and another for business unit executives, which included Mr. Stolzenberg and Mr. Pratt.

     Under these criteria, executives in the corporate office group had the opportunity to earn:

     - phantom stock awards valued at up to 20% of salary based on company-wide return on equity, both in absolute terms and in relation to historical performance;

     - phantom stock awards valued at up to 40% of salary based on four functional metrics (achievement of purchase savings target, improvement in net days of accounts receivable less accounts payable, improvement in total cost of quality, and successful implementation of schedule Oracle go-live sites); and

     - cash awards of up to 20% of salary based on achievement of individual goals and objectives.

     Executives in business units had the opportunity to earn:

     - phantom stock awards valued at up to 5% of salary based on company-wide return on equity in relation to historical performance;

     - phantom stock awards valued at up to 40% of salary based on the business unit's cash return on assets, both in absolute terms and in relation to historical performance, and business plan attainment;

     - cash awards of up to 25% of salary based on reporting unit criteria measuring quality, growth, and a basket of other strategic scorecard metrics (revenue per employee, productivity, days of inventory on hand, and on-time delivery); and

     - cash awards of up to 10% of salary based on achievement of individual goals and objectives.

     Applying the performance criteria established at the beginning of the year to the measures of actual 2006 performance resulted in the cash awards shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2006 and no phantom stock awards.

     No phantom stock units awarded in previous years remained outstanding at the end of 2007. The table below shows the phantom stock units awarded to executive officers named in the Summary Compensation Table in previous years that vested in 2007 and were paid out.

                          PHANTOM STOCK VESTED IN 2007

                        PHANTOM STOCK AWARDS
                      ------------------------
                       NUMBER OF
                      UNITS THAT   AMOUNT PAID
                        VESTED        OUT ON
        NAME            (1) (#)    VESTING ($)
        ----          ----------   -----------
Todd W. Herrick          234.8        $3,800
James J. Bonsall            --            --
Edwin L. Buker              --            --
James S. Nicholson        69.2        $1,100
Michael R. Forman         59.3        $  977
Eric L. Stolzenberg         --            --
Ronald E. Pratt             --            --

RETIREMENT PLANS

     Our retirement plan, which is a broad-based defined benefit and (since
1985) noncontributory plan, and our supplemental retirement plan (commonly referred to as a SERP), which covers certain executives, provide benefits in the event of normal (i.e., at age 65), early, deferred, or disability retirement. Upon a participant's death, these plans provide a surviving spouse pension and a refund of any pre-1985 employee contributions. Participants are vested after five years of credited service.

     These plans provide retirement benefits to a vested participant in the form of a life-time pension, the amount of which is equal to a percentage of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), and reduced in the case of some benefits payable under the supplemental retirement plan by a percentage of Social Security benefits.

     As of April 30, 2007 the defined benefit plan was terminated and replaced with a new defined benefit plan. The new plan will provide a retirement benefit in the form of a lifetime pension, the amount of which will be equal to the lump sum value of 10.5% of the participant's average base salary over the 60 months immediately before his or her retirement date, multiplied by years of credited service (up to a maximum of 35 years), actuarially adjusted to an equivalent annuity payable at age 65. A second part of the retirement benefit under the new plan will provide a continuation of the old benefit formula based on pay increases after termination of the old plan.

     The automatic form of benefit for a married participant is the joint and 50% survivor benefit or the joint and 100% survivor benefit as selected by the participant. However, the participant, with the consent of his or her spouse, may elect to have his benefit paid in the form of an annuity with 120 payments certain. The financial effect of these alternate payment forms on the amount of the participant's monthly benefit payment depends upon the ages of the participant and his or her spouse.

     The automatic payment form for an unmarried participant is the single life annuity. Alternatively, the participant may elect to have his benefit paid in the form of an annuity with 120 payments certain. If the benefit is paid in the form of an annuity with 120 payments certain rather than a single life annuity, the monthly benefit will be reduced.

     The table below shows benefit information under the plans for each executive officer named in the Summary Compensation Table. Mr. Bonsall was not an employee and does not participate in the plans.

                           2007 PENSION BENEFITS TABLE

                                                             PRESENT VALUE OF     PAYMENTS
                                               NUMBER OF        ACCUMULATED     DURING LAST
                                            YEARS CREDITED        BENEFIT         FISCAL
        NAME               PLAN NAME          SERVICE (#)           ($)          YEAR ($)
        ----          -------------------   --------------   ----------------   -----------
Todd W. Herrick       Former Pension Plan        42.9           $  968,148           --
                      New Pension Plan             --                   --           --
                      Frozen SERP                42.9           $1,569,043           --

James J. Bonsall                                   --                   --           --

Edwin L. Buker        Former Pension Plan          --                   --           --
                      New Pension Plan            0.4           $    5,803           --

James S. Nicholson    Former Pension Plan         5.2           $   49,774           --
                      New Pension Plan            0.7           $    9,056           --
                      Frozen SERP                 5.2           $    4,858           --

Michael R. Forman     Former Pension Plan        17.2           $  314,785           --
                      New Pension Plan            0.7           $   19,187           --

Eric L. Stolzenberg   Former Pension Plan         1.4           $   16,389           --
                      New Pension Plan            0.2           $    3,363           --

Ronald E. Pratt       Former Pension Plan         2.5           $   32,799           --
                      New Pension Plan            0.4           $    5,515           --

     The material assumptions we used in computing the present values of pension benefits shown in the table above and the changes in pension value shown in the Summary Compensation Table were:

     -    Pre-retirement Assumptions

          -    FAS 87 Discount Rate: 6.27% for 2007

          -    FAS 87 Discount Rate: 5.71% for 2006

          -    Mortality Table: RP-2000 Combined Healthy Participant Table

          -    Turnover: None

     -    Post-retirement Assumptions

          -    Interest Rate: 6.27% for 2007

          -    Interest Rate: 5.71% for 2006

          -    Mortality Table: RP-2000 Combined Healthy Participant Table

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

     Mr. Buker's Employment Agreement

     As described above under "Mr. Buker's Employment Agreement," his employment agreement, as amended, provides for payments and benefits of various types if his employment terminates in specified circumstances.

     Change in Control and Severance Agreements with Other Executive Officers

     We have entered into change in control agreements with some of our executives, including all current executive officers named in the Summary Compensation Table other than

Mr. Buker. All of the agreements are substantially identical. Among other things, each provides for the following payments and benefits if the executive's employment terminates in the circumstances described:

     -    Voluntary termination without good reason on change in control:

          -    cash payment equal to the sum of--

               -    accrued but unpaid salary, and

               -    unused vacation days;

          -    ability to exercise any vested SARs for period of 180 days; and

          -    all unvested SAR and phantom share awards canceled.

     -    Involuntary termination without cause:

          -    cash payment equal to the sum of--

               -    accrued but unpaid salary,

               -    unused vacation days,

               - one year's base salary (paid in installments over twelve-month period), and

               - one times executive's then applicable annual target bonus under Annual Incentive Plan (paid at same time other bonuses paid);

          -    ability to exercise any vested SARs for period of 180 days;

          -    all unvested SAR and phantom share awards canceled; and

          -    one year of medical insurance coverage for executive and family.

     - Involuntary termination without cause following change in control, or voluntary termination for good reason following change in control:

          -    cash payment equal to the sum of--

               -    accrued but unpaid salary,

               -    unused vacation days,

               -    one year's base salary (paid in lump sum), and

               - one times executive's then applicable annual target bonus under Annual Incentive Plan (paid in lump sum);

          - immediate vesting of 100% of existing SAR and phantom share awards;

          -    ability to exercise vested SARs for period of 180 days; and

          -    one year of medical insurance coverage for executive and family.

     -    Involuntary termination with cause:

          -    cash payment equal to the sum of--

               -    accrued but unpaid salary, and

               -    unused vacation days; and

          - all unvested SAR and phantom share awards, and all vested but unexercised SARs, canceled.

     -    Termination on disability:

          -    cash payment equal to the sum of--

               -    accrued but unpaid salary,

               -    unused vacation days,

               - pro rata portion of executive's then applicable annual target bonus under Annual Incentive Plan (paid in lump sum);

          - immediate vesting of next tranche of any SAR or phantom share award that would have vested after termination date;

          -    ability to exercise vested SARs in accordance with their terms;
               and

          -    one year of medical insurance coverage for executive and family.

     Each agreement has a three-year term and will renew automatically for successive three-year terms unless we give the executive notice of non-renewal at least 60 days before the scheduled expiration date. Each agreement contains confidentiality, noncompetition, and non-disparagement provisions.

     Hypothetical Termination Benefits Tables

     The tables below show the estimated amounts of benefits each current executive officer named in the Summary Compensation Table would have received under the applicable agreement if his employment had terminated on December 31, 2007 in various circumstances. Although we did not enter into our current Change of Control and Severance Agreements with Messrs. Nicholson and Forman until after December 31, 2007, the tables below show the amounts that would have been payable under them if they had been effect on that date. We previously had a contingent severance agreement with Mr. Nicholson, which terminated when we entered into the current agreement and which is not reflected in the table below.

               HYPOTHETICAL DECEMBER 31, 2007 TERMINATION BENEFITS
                 PAYABLE TO MR. BUKER UNDER EMPLOYMENT AGREEMENT

                                               COST OF                         VALUE OF UNVESTED   VALUE OF UNVESTED
                                              ONE YEAR     VALUE OF VESTED,      DEEMED OPTIONS    DEEMED RESTRICTED
                                             OF MEDICAL   UNEXERCISED DEEMED       VESTING ON      SHARES VESTING ON
    TYPE OF TERMINATION       CASH PAYMENT    INSURANCE       OPTIONS (1)       TERMINATION (1)     TERMINATION (1)       TOTAL
    -------------------       ------------   ----------   ------------------   -----------------   -----------------   ----------
Voluntary, without good
   reason (whether or not
   there is a change in
   control)                   $      -0-         n/a             $-0-                 n/a                 n/a          $      -0-
Voluntary, with good reason
   (no change in control)     $1,875,000(2)    $13,245           $-0-             $602,534(3)        $1,048,206(4)     $3,538,985
Involuntary, for cause        $      -0-         n/a              n/a                 n/a                 n/a          $      -0-
Involuntary, without cause
   (no change in control)     $1,875,000(2)    $13,245           $-0-                 n/a                 n/a          $1,888,245
Involuntary, without
   cause, on change in        $2,250,000(5)    $13,245           $-0-             $602,534(3)        $1,048,206(4)     $3,913,985
   control
Voluntary, with good
   reason, on change in
   control                    $2,250,000(5)    $13,245           $-0-             $602,534(3)        $1,048,206(4)     $3,913,985
Disability                          $-0-         n/a             $-0-             $397,672(6)             n/a          $  397,672

(1) No options or restricted shares were actually issued to Mr. Buker, but under the terms of his employment agreement as in effect on December 31, 2007 he was entitled to have received Class A stock options and restricted Class A stock in specified amounts as of August 13, 2007 or to receive the economic equivalent in SARs and phantom shares. Amounts in these columns are computed as if he had received the specified stock options and restricted shares as of August 13, 2007 in accordance with his employment agreement and based on the closing price of our Class A stock on the last trading day of 2007 ($23.41 per share). As described elsewhere in this proxy statement, Mr. Buker's employment agreement has since been amended to substitute SARs and phantom shares for the options and restricted shares called for by the original agreement.

(2) 1.5 times then current salary ($750,000) plus 1.0 times 2007 target bonus ($750,000).

(3) Built-in gain on one-half of deemed option to purchase 180,941 Class A shares at $16.75 per share.

(4)  Value of one-half of 89,552 deemed restricted Class A shares.

(5) 2.0 times then current salary ($750,000) plus 1.0 times 2007 target bonus ($750,000).

(6) Built-in gain on one-third of deemed option to purchase 180,941 Class A shares at $16.75 per share.

               HYPOTHETICAL DECEMBER 31, 2007 TERMINATION BENEFITS
                PAYABLE TO MR. NICHOLSON UNDER CHANGE OF CONTROL
                             AND SEVERANCE AGREEMENT

                                               COST OF                       VALUE OF UNVESTED   VALUE OF UNVESTED
                                              ONE YEAR    VALUE OF VESTED,          SARS           PHANTOM SHARES
                                             OF MEDICAL      UNEXERCISED         VESTING ON          VESTING ON
    TYPE OF TERMINATION       CASH PAYMENT    INSURANCE         SARS            TERMINATION         TERMINATION         TOTAL
    -------------------       ------------   ----------   ----------------   -----------------   -----------------   ----------
Voluntary, without good
   reason, on change in
   control                     $    -0-          n/a             n/a                n/a                 n/a           $    -0-
Involuntary, without cause     $445,000(1)     $9,913            n/a                n/a                 n/a           $454,913
Involuntary, without
   cause, following change
   in control; or
   voluntary, for good
   reason, following change
   in control                  $445,000(1)     $9,913            n/a                n/a                 n/a           $454,913
Involuntary, with cause        $    -0-          n/a             n/a                n/a                 n/a           $    -0-
Disability                     $    -0-        $9,913            n/a                n/a                 n/a           $  9,913

(1) 1.0 times then current salary ($295,000) plus 1.0 times 2007 target bonus ($150,000).

               HYPOTHETICAL DECEMBER 31, 2007 TERMINATION BENEFITS
                  PAYABLE TO MR. FORMAN UNDER CHANGE OF CONTROL
                             AND SEVERANCE AGREEMENT

                                               COST OF                        VALUE OF UNVESTED   VALUE OF UNVESTED
                                              ONE YEAR     VALUE OF VESTED,          SARS              PHANTOM
                                             OF MEDICAL      UNEXERCISED          VESTING ON      SHARES VESTING ON
    TYPE OF TERMINATION       CASH PAYMENT    INSURANCE          SARS            TERMINATION         TERMINATION         TOTAL
    -------------------       ------------   ----------   -----------------   -----------------   -----------------   ----------
Voluntary, without good
   reason, on change in
   control                     $    -0-          n/a             n/a                 n/a                 n/a           $    -0-
Involuntary, without cause     $204,000(1)     $13,124           n/a                 n/a                 n/a           $217,124
Involuntary, without
   cause, following change
   in control; or
   voluntary, for good
   reason, following change
   in control                  $204,000(1)     $13,124           n/a                 n/a                 n/a           $217,124
Involuntary, with cause        $    -0-          n/a             n/a                 n/a                 n/a           $    -0-
Disability                     $    -0-        $13,124           n/a                 n/a                 n/a           $ 13,124

(1) 1.0 times then current salary ($154,000) plus 1.0 times 2007 target bonus ($50,000).

DIRECTOR COMPENSATION

     We do not pay employees any separate compensation for serving as directors. At the beginning of 2008, we changed our outside director compensation structure. Both the old and new arrangements are described below. We reimburse all directors for reasonable travel expenses.

     2007 Director Compensation

     In 2007, we continued to compensate our outside directors under a program established in 2005 after considering the Governance, Compensation, and Nominating Committee's recommendations and a report and recommendations presented by Watson Wyatt Worldwide, the compensation consultant engaged by the committee. The program was designed to be conservative but market competitive. Specifically, at that time we targeted the components of the pay package at market 40th percentile levels for guaranteed pay elements with the opportunity to earn above market 50th percentile payments based on activity requirements (e.g., number of meetings) and/or the company's performance.

     For 2007, we paid all non-employee directors a monthly retainer ($2,800 for the Chair of our Audit Committee, $2,700 for the Chair of our Governance, Compensation, and Nominating Committee, and $2,500 for all others), a $1,500 fee for each board meeting attended, and a $1,200 fee ($1,400 for committee chairs) for each committee meeting attended.

     Our non-employee directors were also eligible for phantom share awards under our Director Retention Phantom Share Plan, which was administered by the Governance, Compensation, and Nominating Committee. Under the plan, each non-employee director received an annual award denominated in phantom Class A shares. The minimum award was $5,000, and the maximum was 100% of the director's annual retainer fee. Under this plan, the board of directors made the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established by the committee for that year. We credited awards to directors' accounts, together with deemed dividends on the phantom shares in the accounts. Subject to some limitations, the plan provided that one-half of each award will be paid out three years after grant and the other half five years after grant, except that if a director leaves the board, or if there is a "change in control" of Tecumseh Products Company, we will pay the director cash in an amount equal to the fair market value of the phantom shares in his or her account at that time. We compute all dollar amounts under this plan using the average of the high and low sales prices of our Class A shares on the Nasdaq Stock Market on the date of computation.

     In 2007, based on our return on equity for 2006, each non-employee director received the minimum $5,000 phantom share award. We will not make any further awards under this plan.

     2008 Director Compensation

     During the past year, the committee undertook a review of non-employee director compensation in order to determine whether the 2007 director compensation program was competitive and appropriate and to assess whether any changes were warranted in the program going forward. In connection with that review, Lyons, Benenson & Company Inc., the committee's compensation consultant, compiled data on the director compensation practices of the same group of companies used to determine the competitiveness of the company's CEO compensation package.

     The review revealed that our director compensation program had not kept pace with the changes that had occurred and were continuing to occur among the group of comparable companies as well as industry in general. Our 2007 annual board service retainer fell below the 25th percentile of the surveyed companies; the Audit Committee chair retainer level fell below the 25th percentile; and the Governance, Compensation, and Nominating Chair retainer level was just above the 25th percentile. Two-thirds of the surveyed companies paid a significant portion of their annual retainers in some form of equity, and, in all but one company in this group, the equity component was more than 50% of the total retainer.

     In response to these findings, and at the recommendation of its consultant, the committee revised our director compensation program. Beginning January 1, 2008, the annual retainer fee for non-employee directors is $80,000, payable one-half in cash and one-half in deferred stock units. Our Lead Director is entitled to an additional annual retainer fee of $20,000, payable one-half in cash and one-half in deferred stock units. Chairs and members of the following committees are entitled to the following additional annual cash retainer fees:

Audit Committee:
   Chair.....................................   $20,000
   Other members.............................   $10,000
Other standing committees:
   Chair.....................................   $10,000
   Other members.............................   $ 5,000

     We will not pay meeting fees will for up to ten board meetings per calendar year and up to six meetings of each committee per calendar year. If a non-employee director attends more than ten board meetings in a calendar year, he or she will receive a cash meeting fee in the amount of $1,500 for each meeting attended in excess of ten. If a non-employee director who is a member of a standing committee attends more than six meetings of that committee in a calendar year, he or she will receive a cash meeting fee in the amount of $1,500 for each meeting of the committee attended in excess of six.

     The deferred stock units are awarded under our new Outside Directors' Deferred Stock Unit Plan. Effective on January 1 of each year, beginning with 2008, each non-employee director then in office receives an allocation of deferred stock units under the plan in a dollar amount equal to one-half of his or her annual retainer fee, as specified above. A new non-employee director who takes office after January 1 receives a pro rata allocation of deferred stock units. In each case, the number of deferred stock units is determined by dividing the dollar amount the director is entitled to receive by the average of the high and low sale prices for a share of our Class A stock on the last trading day before the allocation date. If dividends are paid on the Class A stock, each non-employee director's account under the plan will be credited with a number of additional deferred stock units having a corresponding value based on the then current market value of the stock. Each award under the plan is fully vested when made, except that a director will forfeit his or her account if the director's service on the Board is terminated, voluntarily or otherwise, for any "reason," as defined in the plan. We will pay out the deferred stock units in a director's account in cash, based on the then current market value of the Class A stock, promptly after he or she ceases to be a non-employee director for any reason.

     Deferred Compensation Plan

     Our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees under our Outside Directors' Voluntary Deferred Compensation Plan. The plan provides that deferred amounts are to be recorded in bookkeeping accounts we maintain and that the amount in each account will be adjusted from time to time to reflect the results of a hypothetical investment in our Class A shares or based on the current yield of the Dow Jones Corporate Bond Index, as selected by the director. Amounts payable to directors under the plan are general unsecured claims against the company. No director had any balance in an account under the plan at any time during 2007.

     Director Compensation Table

     The table below shows the compensation received by each director who served during 2007 other than Todd W. Herrick and Edwin L. Buker, whose compensation for service as director is fully reflected in the Summary Compensation Table and other executive compensation information provided above.

                        2007 DIRECTOR COMPENSATION TABLE

                         FEES EARNED
                          OR PAID IN     STOCK
                           CASH (1)    AWARDS (2)     TOTAL
       NAME                  ($)          ($)          ($)
       ----              -----------   ----------   --------
William E. Aziz (3)        $ 26,600          --     $ 26,600
Peter M. Banks             $121,300      $5,000     $126,300
Kent B. Herrick (4)        $ 54,900      $5,000     $ 59,900
Albert A. Koch (5)         $ 50,800      $5,000     $ 55,800
Steven J. Lebowski (3)     $ 27,800          --     $ 27,800
Jeffry N. Quinn (3)        $ 30,400          --     $ 30,400
David M. Risley            $126,400      $5,000     $131,400
Kevin E. Sheehan (6)       $ 62,000      $5,000     $ 67,000

(1)  Retainer and meeting fees

(2) Phantom share awards under Director Retention Phantom Share Plan, valued at amount recognized for financial statement reporting purposes

(3)  Became a director on August 13, 2007

(4)  Became a director on April 10, 2007

(5)  Director until July 31, 2007

(6)  Director until August 12, 2007

                                   APPENDIX C

                            AUDIT AND NON-AUDIT FEES

     The table below shows the fees billed to us for the last two fiscal years by PricewaterhouseCoopers LLP, our independent registered public accounting firm until April 16, 2007, and by Grant Thornton LLP, our independent registered public accounting firm since April 16, 2007. All of the services were performed under engagements approved by our Audit Committee before we entered into them. The fees included in the Audit category are fees billed for the fiscal years for the audit of our annual consolidated financial statements included in our annual report to shareholders on Form 10-K and review of our consolidated financial statements included in Forms 10-Q and related matters within that category. The fees included in each of the other categories are fees billed in the fiscal years.

                        PricewaterhouseCoopers LLP   Grant Thornton LLP
                        --------------------------   ------------------
                              2006        2007              2007
                           ----------   --------     ------------------
Audit fees...........      $3,773,000   $     --         $1,446,000
Audit-related fees...          16,000         --                 --
Tax fees.............          79,000    113,500                 --
All other fees.......          45,000         --                 --
                           ----------   --------         ----------
   Total.............      $3,913,000   $113,500         $1,446,000

     Audit fees were for professional services rendered for the audits of our consolidated financial statements, quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q, for auditing our internal controls, and assistance with and review of documents we filed with the SEC.

     Audit-related fees were for foreign pension and other regulatory services.

     Tax fees were for services related to U.S. customs law and foreign tax compliance and consulting services.

     All other fees were for software licensing fees for accounting research software.

     The Audit Committee's current policy requires pre-approval of all audit and non-audit services provided by the Independent Registered Public Accounting Firm before the engagement of Independent Registered Public Accounting Firm to perform them. Audit, tax, and some types of audit-related and other services may be pre-approved generally, through approval of frameworks of services to be rendered. Services not covered by a general pre-approval require specific pre-approval. The committee may delegate authority to its chairman to pre-approve the engagement of the Independent Registered Public Accounting Firm when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire committee at the next committee meeting.

                                   APPENDIX D

                           TECUMSEH PRODUCTS COMPANY
                        CORPORATE GOVERNANCE GUIDELINES

     The guidelines are subject to future refinement or changes as the Board may find necessary or advisable for the Company.

GENERAL PHILOSOPHY AND FUNCTIONS

     1. Board Philosophy. The business of Tecumseh Products Company is conducted by its employees and officers, under the direction of the Chief Executive Officer and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board of Directors is elected by the shareholders to oversee management and to assure that the long-term interests of the shareholders are being served. To fulfill its responsibilities and to discharge its duties, the Board of Directors follows the procedures and standards set forth in these guidelines.

     2. Board Functions. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

     - selecting, evaluating, and compensating the CEO and overseeing CEO succession planning;

     - providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

     - reviewing, monitoring, and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

     - assessing major risks facing the Company--and reviewing options for their mitigation; and

     - ensuring processes are in place for maintaining the integrity of the Company--the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

     -    Board Composition and Selection

     3. Board Size. The Board believes five to ten members is an appropriate size based on the Company's present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

     4. Selection of Board Members. All Board members are elected annually by the Company's shareholders, except for Board action to fill vacancies. The Governance and Nominating Committee is responsible for recommending to the Board director candidates for nomination and election. The Governance and Nominating Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Governance and Nominating Committee considers, among other things, the qualifications of individual director candidates in light of the Board membership criteria described below.

     The Governance and Nominating Committee will consider candidates recommended by shareholders. Shareholders wishing to suggest director candidates should submit their suggestions in writing to the attention of the Corporate Secretary of the Company, providing the candidate's name and qualifications for service as a Board member, a document signed by the candidate indicating the candidate's willingness to serve if elected, and evidence of the shareholder's ownership of Company shares. Recommendations received before December 31 will be considered for the following year's annual meeting. The Governance and Nominating Committee will evaluate any candidates recommended by shareholders in the same manner that it evaluates candidates recommended by others.

     5. Board Membership Criteria. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for Board members with the objective of having a Board with diverse backgrounds and experience. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of disciplines relevant to the success of a publicly traded company, understanding of the Company's business, and the individual's educational and professional background and personal accomplishment. In determining whether to recommend a director for reelection, the Governance and Nominating Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

     6. Board Composition-Majority of Independent Directors. The Board intends that a substantial majority of its directors will be independent. In determining the independence of a director, the Board will apply the definition of "independent director" in the listing standards for the Nasdaq Stock Market and applicable laws and regulations.

     7. Term Limits. The Board does not believe it should limit the number of terms for which an individual may serve as a director.

     8. Director Who Changes Employment Status. The Company's Bylaws provide that any director who ceases to have the same employment he or she had when elected must submit a resignation from the Board within 60 days and that the Governance and Nominating Committee (excluding that director if he or she is a member of the committee) will decide whether or not to accept it. If the Governance and Nominating Committee does not accept the resignation within 60 days after it is submitted, the resignation is deemed rejected.

     9. Selection of CEO and Chairman; Lead Director. The Board selects the Company's CEO and Chairman in the manner it determines to be in the best interests of the Company's shareholders. The Board does not have a policy as to whether the Chairman should be a non-management director or a member of management. When the Chairman is a member of Company management, the Board generally will designate a non-management director as Lead Director, as provided in the Company's Bylaws, who will be responsible for calling, establishing an agenda for, and moderating executive sessions of independent directors.

     10. Other Boards and Audit Committees. Without specific approval from the Board, no director may serve on more than five public company boards (including the Company's Board), and no member of the Audit Committee may serve on more than three public company audit committees (including the Company's Audit Committee). In addition, a director who also serves as CEO or in an equivalent position of a public company generally should not serve on more than two public company boards, including the Company's Board, in addition to his or her employer's board. In calculating service on a public company board or audit committee, service on a board or audit committee of a parent and its substantially owned subsidiary counts as service on a single board or audit committee. Any Audit Committee member's service on more than three public company audit committees will be subject to the Board's determination that the member is able to serve effectively on the Company's Audit Committee, and the disclosure of that determination in the Company's annual proxy statement. The Governance and Nominating Committee and the Board will take into account the nature of and time involved in a director's service on other boards in evaluating the suitability of individual directors and making its recommendations to Company shareholders. Service on boards and/or committees of other organizations should be consistent with the Company's conflict of interest policies.

BOARD MEETINGS; ACCESS TO SENIOR MANAGEMENT AND INDEPENDENT ADVISORS

     11. Board Meetings-Frequency. The Board will generally have at least six regularly scheduled meetings per year and hold additional special meetings as necessary. Each director is expected to attend both scheduled and special meetings of the Board and of committees on which he or she serves, except if unusual circumstances make attendance impractical.

     12. Board Meetings-Agenda. The Chairman of the Board will set the agenda for each Board meeting, taking into account suggestions from the Lead Director and other members of the Board. The agenda will be distributed in advance to each director.

     13. Advance Distribution of Materials. All information relevant to matters to be discussed at an upcoming Board meeting should be distributed in writing or electronically to all members in advance whenever feasible and appropriate. Each director is expected to review this information before the meeting to facilitate the efficient use of meeting time. The Board recognizes that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on these matters before meetings may not be appropriate.

     14. Access to Employees. The Board should have access to Company employees in order to ensure that directors can ask all questions and obtain all information necessary to fulfill their duties. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

     15. Access to Independent Advisors. The Board and its committees have the right at any time to retain independent outside auditors and financial, legal, or other advisors, and the Company will provide appropriate funding, as determined by the Board or any committee, to compensate those independent outside auditors or advisors, as well as to cover the ordinary administrative expenses incurred by the Board and its committees in carrying out their duties.

     16. Executive Sessions of Non-Management Directors. The non-management directors of the Company will meet regularly in executive session, i.e., with no management directors or management present, at least four times each year. Executive sessions of the independent directors will be called and chaired by the Lead Director if there is a Lead Director. Executive session discussions may include such topics as the non-management directors determine.

COMMUNICATIONS WITH SHAREHOLDERS

     17. Shareholder Communications to the Board. Shareholders may send communications to the Board of Directors by mailing them to:

          Board of Directors
          c/o General Counsel & Secretary
          100 East Patterson Street
          Tecumseh, Michigan 49286

     The General Counsel & Secretary will review each communication and, after consulting with the Chairman if he or she thinks it advisable, will forward the communication to the person he or she deems appropriate to deal with it. He or she also will provide a copy of each communication to the Lead Director.

     Concerns about questionable accounting or auditing matters or possible violations of the Company's Code of Conduct or Code of Ethics for Financial Managers should be reported using the procedures described in the Ethics Reporting Policy available on the Company's web site.

     18. Attendance at Annual Meeting. Each director is encouraged to attend the Company's annual meeting of shareholders.

PERFORMANCE EVALUATION; SUCCESSION PLANNING

     19. Annual Evaluation of Board Performance by Governance and Nominating Committee. The Governance and Nominating Committee annually reports to the Board of Directors the committee's assessment of the Board's performance. The Committee provides this report after the financial statements for each fiscal year have been completed and at the same time as it presents its review of Board membership needs. The report is discussed with the full Board and addresses the Board's contribution as a whole (rather than criticizing any particular directors), including discussion of specific areas where the committee believes the Board's contribution could be improved.

     20. Succession Planning. As part of the annual officer evaluation process, the Governance and Nominating Committee should work with the CEO to plan for CEO succession, as well as to develop plans for interim succession for the CEO in the event of an unexpected occurrence.

COMPENSATION

     21. Board Compensation Philosophy. The Company believes in establishing a conservative, but market competitive, non-employee director compensation program. Compensation should consist partly of guaranteed elements and partly of elements providing an opportunity to earn additional compensation based on the Company's performance.

COMMITTEES

     22. Number and Types of Committees. The Board has four standing committees: the Audit Committee, the Governance and Nominating Committee, the Finance Committee, and the Pension and Investment Committee. The Board may add new committees or remove existing committees as it deems advisable. Each committee performs the duties assigned to it in the Board resolution establishing the committee.

     The duties of the Audit Committee and the Governance and Nominating Committee are described in their charters, which can be viewed on the Company's web site.

     The Finance Committee is responsible for advising the Board of Directors about strategies, plans, policies, and actions related to corporate finance. The Pension and Investment

Committee is responsible for the control and management of all pension and retirement plans the Company sponsors.

     23. Composition of Committees; Committee Chairs. The Audit Committee and the Governance and Nominating Committee consist solely of independent directors. The Board is responsible for the appointment of committee members and committee chairs.

     24. Committee Meetings and Agendas. The chair of each committee, working in cooperation with the appropriate members of management, is responsible for setting the agendas for committee meetings. The chair and committee members determine the frequency and length of committee meetings consistent with the Board resolutions establishing each committee.

MISCELLANEOUS

     25. Director Orientation and Continuing Education. The Governance and Nominating Committee is responsible for new-director orientation programs and for director continuing education programs to assist directors in maintaining skills necessary or appropriate for the performance of their responsibilities.

     26. Insurance and Indemnification. The Company will purchase reasonable directors' and officers' liability insurance, as determined by the Board after consulting with management, for the benefit of its directors and management. In addition, directors and management are entitled to indemnification to the fullest extent permitted by Michigan law and the Company's Articles of Incorporation.

     27. Review of Governance Guidelines. The practices memorialized in these guidelines have developed over a period of years. The Board expects to review these guidelines from time to time as appropriate.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                            TECUMSEH PRODUCTS COMPANY

        THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD APRIL 30, 2008

PROXY

By signing on the reverse, I (or, if more than one person signs, we) --

- authorize either of Edwin L. Buker or James S. Nicholson to act as my (or our) proxy at the Annual Meeting of Shareholders of Tecumseh Products Company to be held on Wednesday, April 30, 2008 and at any adjournments of that meeting,

- give each proxy full power to name another person to substitute for him as proxy,

- authorize each proxy to vote any and all shares of Tecumseh Products Company Class B Common Stock, $1.00 par value, registered in my name (or our names) or which for any reason I (or we) may be entitled to vote, and

- direct the proxies to vote as specified on the reverse side and to vote in their discretion on any other matters that may come before the meeting.

                 CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE

                                           2008 ANNUAL MEETING OF SHAREHOLDERS
                                           WEDNESDAY, APRIL 30, 2008
                                           The Sheraton Four Points
              (TECUMSEH LOGO)              3200 Boardwalk
        TECUMSEH PRODUCTS COMPANY          Ann Arbor, Michigan 48108

------------------------------------------------------------------------------------------------------------------------------------

                                                 INSTRUCTIONS FOR VOTING YOUR PROXY

This proxy covers all Class B Shares of Tecumseh Products Company held of record.

                                               THERE ARE THREE WAYS TO VOTE YOUR PROXY

            TELEPHONE VOTING                            INTERNET VOTING                               VOTING BY MAIL

This method of voting is available for     Visit the Internet voting Web site at         Simply mark, sign and date your proxy
residents of the U.S. and Canada. On a     HTTP://PROXY.GEORGESON.COM. Enter the         card and return it in the postage-paid
touch tone telephone, call TOLL FREE       COMPANY NUMBER AND CONTROL NUMBER shown       envelope to Georgeson Inc. Wall Street
1-877-260-0394, 24 hours a day, 7 days a   below and follow the instructions on your     Station, P.O. Box 1102, New York NY
week. You will be asked to enter ONLY      screen. You will incur only your usual        10269-0667. If you are voting by
the CONTROL NUMBER shown below. Have       Internet charges. Available 24 hours a        telephone or the Internet, please do not
this proxy card ready, then follow the     day, 7 days a week until 5:00 p.m.            mail your proxy card.
prerecorded instructions. Your vote will   Eastern Daylight Time on April 29, 2008.
be confirmed and cast as you directed.
Available 24 hours a day, 7 days a week
until 5:00 p.m. Eastern Daylight Time on
April 29, 2008.

                                COMPANY NUMBER                                  CONTROL NUMBER

                                           TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
------------------------------------------------------------------------------------------------------------------------------------

     PLEASE MARK YOUR
[X]  VOTES AS IN
     THIS EXAMPLE.

1.   To elect the following persons to                    FOR ALL   2.   To ratify the selection of Grant    FOR   AGAINST  ABSTAIN
     the Board of Directors of the       FOR   WITHHOLD    EXCEPT        Thornton LLP as the Corporation's   [ ]     [ ]       [ ]
     Corporation to hold office until    [ ]      [ ]        [ ]         independent accountants for the
     the next Annual Meeting of                                          fiscal year ending December 31,
     Shareholders or until their                                         2008.
     successors are elected and
     qualified.                                                          If you sign and return this proxy, the proxies will vote
                                                                    your shares as specified above. IF YOU DO NOT SPECIFY HOW TO
     Edwin L. Buker, Peter M. Banks, David M. Risley, Kent B.       VOTE, THE PROXIES WILL VOTE YOUR SHARES FOR THE ELECTION AS
     Herrick, William E. Aziz, Steven J. Lebowski, and Jeffry N.    DIRECTORS OF ALL NOMINEES LISTED ABOVE, FOR PROPOSAL 2, AND IN
     Quinn                                                          THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE
                                                                    MEETING.
     INSTRUCTIONS: To withhold authority to vote for any
     individual nominee, check the "For All Except" box and write that nominee's name in the space provided below.

     ------------------------------------------------------------

                                                                                                    WE APPRECIATE YOUR PROMPT ACTION
                                                                                                IN SIGNING AND RETURNING THIS PROXY.


                                                                              ------------------------------------------------------
                                                                              Signature


                                                                              ------------------------------------------------------
                                                                              Signature

                                                                              DATED: _________________________________________, 2008

                                                                              NOTE: Please sign exactly as your name(s) appear
                                                                              above. Joint owners should each sign. When signing as
                                                                              attorney, executor, administrator, trustee, or
                                                                              guardian, please give your full title.

                    PLEASE PROMPTLY COMPLETE, DATE, SIGN, AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
         If you have any questions or need assistance, please contact Georgeson Inc., our Proxy Solicitor at 1-866-203-1198.